FAIRHOLME FUNDS, INC.
CERTIFICATE OF CORRECTION

             Fairholme Funds, Inc., a Maryland corporation having its principal office within the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:
            FIRST: Article SECOND of the Articles Supplementary filed on May 12, 2005, November 16, 2005, April 12, 2006,
September 26, 2006, April 30, 2007, September 4, 2007, January 30, 2008 and September 17, 2008 is hereby amended by replacing references to "Article EIGHTH" and "Section 8.1" with "Article SEVENTH" and "Section 7.1", respectively.

            SECOND: Articles FIRST, SECOND and THIRD of the Articles Supplementary filed on October 21, 2009 are hereby amended by replacing references to "Article EIGHTH" and "Section 8.1" with "Article SEVENTH" and "Section 7.1", respectively.

            THIRD: Articles FIRST and SECOND of the Articles Supplementary filed on April 30, 2010 are hereby amended by replacing references to "Article EIGHTH" and "Section 8.1" with "Article SEVENTH" and "Section 7.1", respectively.

		FOURTH: The undersigned President of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


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IN WITNESS WHEREOF, Fairholme Funds, Inc. has caused this
Certificate of Correction to be executed in its name and on its behalf by Bruce R. Berkowitz, President of the Corporation, and attested by Deborah A. Reperowitz, the Secretary of the Corporation, this 18th day of February, 2011. The undersigned President of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, and that this statement is made under penalties for perjury.

FAIRHOLME FUNDS, INC.

By: /s/ Bruce R. Berkowitz
    Bruce R. Berkowitz
    President


ATTEST:

/s/ Deborah A. Reperowitz
    Deborah A. Reperowitz
    Secretary